FIRST QUARTER 2023 NET INCOME OF $324 MILLION, $2.39 PER SHARE
Strong, Broad-Based Loan Growth, Robust Fee Income and Excellent Credit Quality
Conservative Liquidity and Capital Position to Support Customers
Strategically Diverse Businesses and Geographies

“Today we reported first quarter earnings per share of $2.39, balancing the benefits of strong loan growth, a favorable rate environment, robust fee income and excellent credit performance with the impact of incremental funding costs on net interest income,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer.
“Beyond our strong financial results, I am incredibly proud of Comerica's successful navigation of the disruption recently experienced across the banking industry. Our colleagues immediately mobilized, executed on our prepared strategy, conservatively enhanced our liquidity position and seamlessly supported new and existing customers.
“We successfully protected our core customer relationships as deposit pressure was largely localized to select portfolios. I feel our strong deposit franchise is now more attractive as we retained our favorable noninterest-bearing orientation diversified across multiple businesses and geographies while improving risk characteristics, thereby creating an even more consistent funding profile. In fact, relative to pre-pandemic, we have a higher level of deposits, a better loan to deposit ratio and a lower percentage of uninsured deposits. Our business model was tested, and we emerged in a better position for long-term success.”

(dollar amounts in millions, except per share data)	1st Qtr '23	4th Qtr '22	1st Qtr '22
FINANCIAL RESULTS
Net interest income	$708	$742	$456
Provision for credit losses	30	33	(11)
Noninterest income	282	278	244
Noninterest expenses	551	541	473
Pre-tax income	409	446	238
Provision for income taxes	85	96	49
Net income	$324	$350	$189
Diluted earnings per common share	$2.39	$2.58	$1.37
Average loans	53,468	52,375	48,273
Average deposits	67,833	71,355	79,103
Return on average assets	1.54%	1.65%	0.84%
Return on average common shareholders' equity	24.20	27.92	10.10
Net interest margin	3.57	3.74	2.19
Efficiency ratio (a)	55.53	53.00	66.91
Common equity Tier 1 capital ratio (b)	10.09	10.00	9.93
Tier 1 capital ratio (b)	10.58	10.50	10.48
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)March 31, 2023 ratios are estimated.

Impact of Recent Banking Industry Events
Balance sheet items discussed in terms of period-end balances.
•Since March 9, 2023, deposits decreased by $3.7 billion largely due to diversification efforts by customers with excess balances significantly above those of the average relationship profile.
◦Largest declines in Technology and Life Sciences, Corporate Banking and general Middle Market (California).
•During first quarter 2023, uninsured deposits as calculated per regulatory guidance decreased $10.5 billion to $35.0 billion, or 54% of total deposits. Excluding affiliate deposits, uninsured deposits totaled $30.7 billion, or 47% of total deposits.
•Added $13.8 billion in liquidity during the first quarter of 2023 to provide a buffer in excess of normal operating levels, primarily comprised of FHLB advances.

•Total liquidity capacity totaled $41.7 billion at March 31, 2023 and consisted of the Federal Reserve Discount Window and the new Federal Reserve Bank Term Funding Program (BTFP), both of which are not being utilized, as well as FHLB remaining capacity and cash.
First Quarter 2023 Compared to Fourth Quarter 2022 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $1.1 billion to $53.5 billion.
•Increases of $642 million in Commercial Real Estate, $361 million in National Dealer Services, $97 million in Wealth Management and $96 million in general Middle Market, partially offset by a decrease of $184 million in Mortgage Banker Finance.
•Average yield on loans (including swaps) increased 44 basis points to 5.89%, primarily driven by higher short-term rates.
Securities decreased $363 million to $18.8 billion.
•Decrease driven by maturities and paydowns, partially offset by increases in fair value.
•Period-end unrealized losses on securities decreased $309 million to $2.7 billion.
Deposits decreased $3.5 billion to $67.8 billion.
•Noninterest-bearing deposits decreased $3.7 billion, partially offset by an increase of $182 million in interest-bearing deposits.
◦Decreases included $926 million in Retail Banking, $914 million in Technology and Life Sciences, $806 million in general Middle Market, $495 million in Wealth Management, $352 million in Business Banking, $329 million in Commercial Real Estate and $209 million in Equity Fund Services.
◦The above declines were partially offset by increases of $598 million in reciprocal money market deposits and $109 million in brokered time deposits, all of which are fully insured by the FDIC.
•The average cost of interest-bearing deposits increased 55 basis points to 152 basis points, reflecting the cumulative impact of competitive pricing strategies enacted in the fourth quarter as well as an increase in brokered deposits.
Net interest income decreased $34 million to $708 million.
•The net benefit from higher short-term rates and loan growth was more than offset by an increase in borrowings and the impact of two fewer days in the quarter.
•Net interest margin decreased 17 basis points to 3.57%, primarily reflecting higher-cost funding sources, partially offset by an increase in short-term rates.
Provision for credit losses decreased $3 million to $30 million.
•The allowance for credit losses increased $32 million to $693 million at March 31, 2023, reflecting loan growth and continued strong credit metrics as well as an uptick in uncertainty in economic forecasts. As a percentage of total loans, the allowance for credit losses was 1.26%, an increase of 2 basis points.
Noninterest income increased $4 million to $282 million.
Effective January 1, 2023, the Corporation reported derivative income, syndication agent fees and investment banking fees as a combined item captioned by capital markets income, which also includes merger and acquisition advisory fees. See Reconciliations of Previously Reported Balances.
•Increases of $5 million in capital markets income (including a $4 million increase in energy and foreign exchange derivatives) and $3 million in fiduciary income, partially offset by a $5 million valuation reserve for assets held for sale (included in other noninterest income).
Noninterest expenses increased $10 million to $551 million.
•Increases of $16 million in other noninterest expenses, $8 million in salaries and benefits expense and $6 million in FDIC insurance expense due to a statutory assessment rate increase as well as funding-related impacts, partially offset by decreases of $12 million in occupancy expense, $6 million in advertising expense and $2 million in equipment expense.
◦Other noninterest expenses included increases of $17 million in non-salary pension expense from actuarial adjustments and $7 million in litigation-related expense, partially offset by a $6 million refund related to a favorable state tax ruling and a decrease of $5 million in consulting fees.
◦Salaries and benefits expense was impacted by significant seasonal items including increases of $16 million in annual stock-based compensation, $7 million in payroll taxes and $3 million in 401-K expense, partially offset by decreases of $13 million in incentive compensation and $5 million in staff insurance.

◦Expenses for certain modernization initiatives, including transition costs related to the recently announced partnership with the Corporation's new investment program provider, decreased $2 million to $16 million. Modernization-related expenses were comprised of transitional real estate costs (reported in occupancy expense), severance and contract labor (reported in salaries and benefits expense) and asset impairment and contract termination costs (reported in other noninterest expenses).
Common equity Tier 1 capital ratio of 10.09% and a Tier 1 capital ratio of 10.58%.
•Declared dividends of $94 million on common stock and $6 million on preferred stock.
•Tangible common equity ratio was 5.48%; excluding the impact of accumulated other comprehensive loss, tangible common equity ratio was 8.98%.
See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	1st Qtr '23	4th Qtr '22	1st Qtr '22
Net interest income	$708	$742	$456
Net interest margin	3.57%	3.74%	2.19%
Selected balances:
Total earning assets	$77,375	$75,538	$83,570
Total loans	53,468	52,375	48,273
Total investment securities	18,766	19,129	17,327
Federal Reserve Bank deposits	4,839	3,693	17,267

Total deposits	67,833	71,355	79,103
Total noninterest-bearing deposits	36,251	39,955	43,419
Short-term borrowings	5,454	1,583	1
Medium- and long-term debt	3,832	3,020	2,767
Net interest income decreased $34 million, and net interest margin decreased 17 basis points, compared to fourth quarter 2022. Amounts shown in parentheses represent the impacts to net interest income and net interest margin, respectively.
•Interest income on loans increased $58 million and improved net interest margin by 32 basis points, driven by higher short-term rates (+$50 million, +25 basis points), higher loan balances (+$18 million, +4 basis points) and other portfolio dynamics (+$5 million, +3 basis points), partially offset by two fewer days in the quarter (-$15 million).
•Interest income on investment securities decreased $5 million and improved net interest margin by 1 basis point primarily due to the impact of a decline in lower-yielding securities balances (-$4 million, +1 basis point).
•Interest income on short-term investments increased $20 million and improved net interest margin by 5 basis points, primarily reflecting an increase of $1.1 billion in deposits with the Federal Reserve (+$13 million, +1 basis point) and higher short-term rates (+$8 million, +4 basis points).
•Interest expense on deposits increased $40 million and reduced net interest margin by 22 basis points, primarily reflecting higher rates (-$40 million, -21 basis points).
•Interest expense on debt increased $67 million and reduced net interest margin by 33 basis points, driven by a $4.0 billion increase in short-term FHLB advances (-$47 million, -24 basis points) and an $800 million increase in medium- and long-term FHLB advances (-$9 million, -4 basis points), as well as higher rates (-$11 million, -5 basis points).
The net impact of higher rates to first quarter 2023 net interest income was an increase of $7 million and 3 basis points to net interest margin.

Credit Quality
“Credit quality in the first quarter remained excellent with $2 million in net recoveries and criticized loans (including nonperforming loans) at 3% of total loans, still well below historical averages,” said Farmer. “In some areas of our portfolio, we have seen expected credit normalization, particularly in portfolios more prone to pressure due to the elevated rate environment. Customer sentiment is moderating as they perceive increased risk of recession while still working to mitigate inflationary pressures in their businesses. A weaker economic outlook modestly increased our allowance for credit losses to 1.26% of total loans. With our conservative, consistent approach to credit, we feel well-positioned to support our customers through this evolving environment.”

(dollar amounts in millions)	1st Qtr '23	4th Qtr '22	1st Qtr '22
Credit-related charge-offs	$12	$11	$18
Recoveries	14	15	10
Net credit-related (recoveries) charge-offs	(2)	(4)	8
Net credit-related (recoveries) charge-offs/Average total loans	(0.01%)	(0.03%)	0.06%
Provision for credit losses	$30	$33	$(11)

Nonperforming loans	221	244	273
Nonperforming assets (NPAs)	221	244	274
NPAs/Total loans and foreclosed property	0.40%	0.46%	0.55%
Loans past due 90 days or more and still accruing	$20	$23	$26
Allowance for loan losses	641	610	554
Allowance for credit losses on lending-related commitments (a)	52	51	45
Total allowance for credit losses	693	661	599
Allowance for credit losses/Period-end total loans	1.26%	1.24%	1.21%
Allowance for credit losses/Nonperforming loans	3.1x	2.7x	2.2x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses increased $32 million to $693 million at March 31, 2023, or 1.26% of total loans, reflecting loan growth and continued strong credit metrics as well as an uptick in uncertainty in economic forecasts.
•Criticized loans increased $346 million to $1.9 billion, or 3% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The increase in criticized loans was primarily driven by Commercial Real Estate, general Middle Market, Technology and Life Sciences and Business Banking.
•Nonperforming assets decreased $23 million to $221 million, or 0.40% of total loans and foreclosed property, compared to 0.46% in fourth quarter 2022.
•Net recoveries totaled $2 million, compared to net recoveries of $4 million in fourth quarter 2022.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at March 31, 2023.
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2023 financial results at 7 a.m. CT Thursday, April 20, 2023. Interested parties may access the conference call by calling (877) 336-4440 or (409) 207-6984 (Event ID No. 4619582). The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica, one of the 25 largest U.S. financial holding companies, focuses on building relationships and helping people and businesses be successful. Comerica provides more than 400 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded nearly 174 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(214) 462-6831

Louis H. Mora	Morgan Mathers
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2023	2022	2022
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$2.39	$2.58	$1.37
Cash dividends declared	0.71	0.68	0.68
Average diluted shares (in thousands)	132,489	132,382	132,912
PERFORMANCE RATIOS
Return on average common shareholders' equity	24.20%	27.92%	10.10%
Return on average assets	1.54	1.65	0.84
Efficiency ratio (a)	55.53	53.00	66.91
CAPITAL
Common equity tier 1 capital (b), (c)	$8,124	$7,884	$7,169
Tier 1 capital (b), (c)	8,518	8,278	7,563
Risk-weighted assets (b)	80,518	78,871	72,195
Common equity tier 1 capital ratio (b), (c)	10.09%	10.00%	9.93%
Tier 1 capital ratio (b), (c)	10.58	10.50	10.48
Total capital ratio (b)	12.53	12.45	12.04
Leverage ratio (b)	9.71	9.55	8.25
Common shareholders' equity per share of common stock	$42.57	$36.55	$50.80
Tangible common equity per share of common stock (c)	37.68	31.62	45.86
Common equity ratio	6.15%	5.60%	7.45%
Tangible common equity ratio (c)	5.48	4.89	6.77
AVERAGE BALANCES
Commercial loans	$30,517	$30,585	$28,275
Real estate construction loans	3,345	2,978	2,659
Commercial mortgage loans	13,464	12,752	11,647
Lease financing	765	753	635
International loans	1,226	1,227	1,220
Residential mortgage loans	1,833	1,786	1,785
Consumer loans	2,318	2,294	2,052
Total loans	53,468	52,375	48,273
Earning assets	77,375	75,538	83,570
Total assets	85,138	83,808	91,150
Noninterest-bearing deposits	36,251	39,955	43,419
Interest-bearing deposits	31,582	31,400	35,684
Total deposits	67,833	71,355	79,103
Common shareholders' equity	5,334	4,887	7,344
Total shareholders' equity	5,728	5,281	7,738
NET INTEREST INCOME
Net interest income	$708	$742	$456
Net interest margin	3.57%	3.74%	2.19%
CREDIT QUALITY
Nonperforming assets	$221	$244	$274
Loans past due 90 days or more and still accruing	20	23	26
Net credit-related (recoveries) charge-offs	(2)	(4)	8
Allowance for loan losses	641	610	554
Allowance for credit losses on lending-related commitments	52	51	45
Total allowance for credit losses	693	661	599
Allowance for credit losses as a percentage of total loans	1.26%	1.24%	1.21%
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.01)	(0.03)	0.06
Nonperforming assets as a percentage of total loans and foreclosed property	0.40	0.46	0.55
Allowance for credit losses as a multiple of total nonperforming loans	3.1x	2.7x	2.2x
OTHER KEY INFORMATION
Number of banking centers	410	410	433
Number of employees - full time equivalent	7,586	7,488	7,484
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    March 31, 2023 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2023	2022	2022
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,563	$1,758	$1,466
Interest-bearing deposits with banks	9,171	4,524	12,084
Other short-term investments	354	157	181
Investment securities available-for-sale	18,295	19,012	18,810
Commercial loans	31,630	30,909	29,562
Real estate construction loans	3,567	3,105	2,301
Commercial mortgage loans	13,592	13,306	11,992
Lease financing	766	760	644
International loans	1,233	1,197	1,248
Residential mortgage loans	1,822	1,814	1,769
Consumer loans	2,316	2,311	2,047
Total loans	54,926	53,402	49,563
Allowance for loan losses	(641)	(610)	(554)
Net loans	54,285	52,792	49,009
Premises and equipment	399	400	444
Accrued income and other assets	7,060	6,763	7,171
Total assets	$91,127	$85,406	$89,165
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$33,173	$39,945	$42,677
Money market and interest-bearing checking deposits	24,323	26,290	29,746
Savings deposits	2,998	3,225	3,300
Customer certificates of deposit	2,077	1,762	1,854
Other time deposits	2,116	124	—
Foreign office time deposits	19	51	31
Total interest-bearing deposits	31,533	31,452	34,931
Total deposits	64,706	71,397	77,608
Short-term borrowings	11,016	3,211	—
Accrued expenses and other liabilities	2,327	2,593	1,839
Medium- and long-term debt	7,084	3,024	2,682
Total liabilities	85,133	80,225	82,129
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,209	2,220	2,194
Accumulated other comprehensive loss	(3,171)	(3,742)	(1,173)
Retained earnings	11,476	11,258	10,585
Less cost of common stock in treasury - 96,631,155 shares at 3/31/23, 97,197,962 shares at 12/31/22 and 97,435,493 shares at 3/31/22	(6,055)	(6,090)	(6,105)
Total shareholders' equity	5,994	5,181	7,036
Total liabilities and shareholders' equity	$91,127	$85,406	$89,165

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2023 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2022		First Quarter 2022
(in millions, except per share data)	2023	2022	2022	2022	2022	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$777	$719	$597	$454	$383	$58	8%	$394	n/m
Interest on investment securities	113	118	119	100	77	(5)	(4)	36	45
Interest on short-term investments	59	39	34	23	9	20	52	50	n/m
Total interest income	949	876	750	577	469	73	8	480	n/m
INTEREST EXPENSE
Interest on deposits	118	78	16	4	4	40	54	114	n/m
Interest on short-term borrowings	66	16	1	—	—	50	n/m	66	n/m
Interest on medium- and long-term debt	57	40	26	12	9	17	42	48	n/m
Total interest expense	241	134	43	16	13	107	82	228	n/m
Net interest income	708	742	707	561	456	(34)	(5)	252	55
Provision for credit losses	30	33	28	10	(11)	(3)	(11)	41	n/m
Net interest income after provision for credit losses	678	709	679	551	467	(31)	(4)	211	45
NONINTEREST INCOME
Card fees	69	68	67	69	69	1	1	—	—
Fiduciary income	58	55	58	62	58	3	6	—	—
Service charges on deposit accounts	46	47	50	50	48	(1)	—	(2)	(3)
Capital markets income (a)	39	34	48	43	29	5	15	10	32
Commercial lending fees (a)	18	18	17	17	16	—	—	2	9
Bank-owned life insurance	10	10	12	12	13	—	—	(3)	(25)
Letter of credit fees	10	10	10	9	9	—	—	1	15
Brokerage fees	8	7	6	4	4	1	16	4	n/m
Other noninterest income (a)	24	29	10	2	(2)	(5)	(17)	26	n/m
Total noninterest income	282	278	278	268	244	4	2	38	16
NONINTEREST EXPENSES
Salaries and benefits expense	326	318	307	294	289	8	2	37	13
Outside processing fee expense	64	63	64	62	62	1	1	2	2
Occupancy expense	41	53	44	40	38	(12)	(21)	3	8
Software expense	40	41	40	41	39	(1)	—	1	5
FDIC insurance expense	13	7	8	8	8	6	69	5	75
Equipment expense	12	14	12	13	11	(2)	(18)	1	1
Advertising expense	8	14	9	8	7	(6)	(37)	1	12
Other noninterest expenses	47	31	18	16	19	16	49	28	n/m
Total noninterest expenses	551	541	502	482	473	10	2	78	16
Income before income taxes	409	446	455	337	238	(37)	(8)	171	72
Provision for income taxes	85	96	104	76	49	(11)	(10)	36	73
NET INCOME	324	350	351	261	189	(26)	(7)	135	72
Less:
Income allocated to participating securities	1	2	2	1	1	(1)	(16)	—	—
Preferred stock dividends	6	6	6	5	6	—	—	—	—
Net income attributable to common shares	$317	$342	$343	$255	$182	$(25)	(7%)	$135	74%
Earnings per common share:
Basic	$2.41	$2.61	$2.63	$1.94	$1.39	$(0.20)	(8%)	$1.02	73%
Diluted	2.39	2.58	2.60	1.92	1.37	(0.19)	(7)	1.02	74
Comprehensive income (loss)	895	195	(1,282)	(520)	(772)	700	n/m	1,667	n/m
Cash dividends declared on common stock	94	89	89	89	89	5	5	5	5
Cash dividends declared per common share	0.71	0.68	0.68	0.68	0.68	0.03	4	0.03	4
a)    Adjusted 2022 amounts. See Reconciliations of Previously Reported Balances.
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2023	2022
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance at beginning of period:
Allowance for loan losses	$610	$576	$563	$554	$588
Allowance for credit losses on lending-related commitments	51	48	46	45	30
Allowance for credit losses	661	624	609	599	618
Loan charge-offs:
Commercial	11	10	25	13	15
Real estate construction	—	—	—	—	1
Commercial mortgage	—	—	—	—	1
Consumer	1	1	1	—	1
Total loan charge-offs	12	11	26	13	18
Recoveries on loans previously charged-off:
Commercial	13	13	12	12	8
Real estate construction	—	1	—	—	—
Commercial mortgage	—	—	—	—	1
Residential mortgage	—	—	1	—	—
Consumer	1	1	—	1	1
Total recoveries	14	15	13	13	10
Net loan (recoveries) charge-offs	(2)	(4)	13	—	8
Provision for credit losses:
Provision for loan losses	29	30	26	9	(26)
Provision for credit losses on lending-related commitments	1	3	2	1	15
Provision for credit losses	30	33	28	10	(11)
Balance at end of period:
Allowance for loan losses	641	610	576	563	554
Allowance for credit losses on lending-related commitments	52	51	48	46	45
Allowance for credit losses	$693	$661	$624	$609	$599
Allowance for credit losses as a percentage of total loans	1.26%	1.24%	1.21%	1.18%	1.21%
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.01)	(0.03)	0.10	—	0.06

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2023	2022
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$134	$142	$154	$161	$163
Real estate construction	3	3	4	4	4
Commercial mortgage	24	23	25	29	27
International	3	3	5	5	5
Total nonaccrual business loans	164	171	188	199	199
Retail loans:
Residential mortgage	39	53	56	49	53
Consumer:
Home equity	18	15	14	13	14
Other consumer	—	1	1	1	3
Total nonaccrual retail loans	57	69	71	63	70
Total nonaccrual loans	221	240	259	262	269
Reduced-rate loans	n/a	4	3	3	4
Total nonperforming loans	221	244	262	265	273
Foreclosed property	—	—	—	1	1
Total nonperforming assets	$221	$244	$262	$266	$274
Nonperforming loans as a percentage of total loans	0.40%	0.46%	0.51%	0.52%	0.55%
Nonperforming assets as a percentage of total loans and foreclosed property	0.40	0.46	0.51	0.52	0.55
Allowance for credit losses as a multiple of total nonperforming loans	3.1x	2.7x	2.4x	2.3x	2.2x
Loans past due 90 days or more and still accruing	$20	$23	$72	$12	$26
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$240	$259	$262	$269	$264
Loans transferred to nonaccrual (a)	9	16	45	30	41
Nonaccrual loan gross charge-offs	(12)	(11)	(26)	(13)	(18)
Loans transferred to accrual status (a)	(7)	(7)	—	—	(4)
Nonaccrual loans sold	(1)	(2)	(4)	(9)	—
Payments/other (b)	(8)	(15)	(18)	(15)	(14)
Nonaccrual loans at end of period	$221	$240	$259	$262	$269
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.
n/a - Reduced-rate loans represented troubled debt restructurings (TDRs) which have been renegotiated to less than the original contractual rates. Effective January 1, 2023, the Corporation prospectively adopted the provisions of Accounting Standards Update No. 2022-02, "Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures," which eliminated the accounting for TDRs.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$30,517	$410	5.44%	$30,585	$402	5.21%	$28,275	$232	3.34%
Real estate construction loans	3,345	63	7.66	2,978	51	6.83	2,659	24	3.62
Commercial mortgage loans	13,464	221	6.67	12,752	189	5.86	11,647	84	2.92
Lease financing (b)	765	4	1.93	753	8	4.35	635	5	2.89
International loans	1,226	24	7.91	1,227	20	6.22	1,220	9	3.09
Residential mortgage loans	1,833	15	3.29	1,786	15	3.52	1,785	11	2.51
Consumer loans	2,318	40	7.07	2,294	34	5.88	2,052	18	3.47
Total loans	53,468	777	5.89	52,375	719	5.45	48,273	383	3.22
Mortgage-backed securities (c)	16,397	108	2.28	16,373	111	2.28	14,413	70	1.88
U.S. Treasury securities (d)	2,369	5	0.79	2,756	7	0.97	2,914	7	1.00
Total investment securities	18,766	113	2.10	19,129	118	2.11	17,327	77	1.74
Interest-bearing deposits with banks (e)	4,955	58	4.66	3,868	39	3.82	17,781	9	0.19
Other short-term investments	186	1	2.28	166	—	1.52	189	—	0.19
Total earning assets	77,375	949	4.79	75,538	876	4.41	83,570	469	2.26
Cash and due from banks	1,465			1,528			1,446
Allowance for loan losses	(611)			(576)			(581)
Accrued income and other assets	6,909			7,318			6,715
Total assets	$85,138			$83,808			$91,150
Money market and interest-bearing checking deposits (f)	$26,340	109	1.68	$26,301	73	1.09	$30,506	3	0.04
Savings deposits	3,147	1	0.18	3,306	1	0.13	3,213	—	0.01
Customer certificates of deposit	1,875	6	1.31	1,700	3	0.65	1,921	1	0.19
Other time deposits	171	2	3.74	62	1	4.21	—	—	—
Foreign office time deposits	49	—	3.72	31	—	2.81	44	—	0.11
Total interest-bearing deposits	31,582	118	1.52	31,400	78	0.97	35,684	4	0.05
Federal funds purchased	83	1	4.56	241	2	3.59	1	—	—
Other short-term borrowings	5,371	65	4.92	1,342	14	4.14	—	—	—
Medium- and long-term debt	3,832	57	5.94	3,020	40	5.28	2,767	9	1.27
Total interest-bearing sources	40,868	241	2.39	36,003	134	1.47	38,452	13	0.14
Noninterest-bearing deposits	36,251			39,955			43,419
Accrued expenses and other liabilities	2,291			2,569			1,541
Shareholders' equity	5,728			5,281			7,738
Total liabilities and shareholders' equity	$85,138			$83,808			$91,150
Net interest income/rate spread		$708	2.40		$742	2.94		$456	2.12
Impact of net noninterest-bearing sources of funds			1.17			0.80			0.07
Net interest margin (as a percentage of average earning assets)			3.57%			3.74%			2.19%
(a)Interest income on commercial loans included $(119) million, $(70) million and $22 million of realized gains (losses) from business loan swaps for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(b)The three months ended March 31, 2023 included residual value adjustments totaling $6 million, or a 5 basis point impact to average loan yield.
(c)Average balances included $2.6 billion, $3.0 billion and $562 million of unrealized losses for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively; yields calculated gross of these unrealized losses.
(d)Average balances included $135 million, $157 million and $57 million of unrealized losses for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively; yields calculated gross of these unrealized losses.
(e)Average balances excluded $101 million, $96 million and $689 million of collateral posted and netted against derivative liability positions for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively; yields calculated gross of derivative netting amounts.
(f)Average balances excluded $35 million, $6 million and $144 million of collateral received and netted against derivative asset positions for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
Net income	—	—	—	—	—	189	—	189
Other comprehensive loss, net of tax	—	—	—	—	(961)	—	—	(961)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Purchase of common stock	—	(0.4)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	—	0.4	—	(9)	—	(3)	26	14
Share-based compensation	—	—	—	28	—	—	—	28
BALANCE AT MARCH 31, 2022	$394	130.7	$1,141	$2,194	$(1,173)	$10,585	$(6,105)	$7,036
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
Net income	—	—	—	—	—	324	—	324
Other comprehensive income, net of tax	—	—	—	—	571	—	—	571
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.5	—	(39)	—	(6)	35	(10)
Share-based compensation	—	—	—	28	—	—	—	28
BALANCE AT MARCH 31, 2023	$394	131.5	$1,141	$2,209	$(3,171)	$11,476	$(6,055)	$5,994

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended March 31, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$531	$222	$58	$(123)	$20	$708
Provision for credit losses	26	6	(2)	—	—	30
Noninterest income	153	28	73	23	5	282
Noninterest expenses	251	165	106	1	28	551
Provision (benefit) for income taxes	87	19	6	(25)	(2)	85
Net income (loss)	$320	$60	$21	$(76)	$(1)	$324
Net credit-related (recoveries) charge-offs	$(2)	$—	$—	$—	$—	$(2)
Selected average balances:
Assets	$50,162	$2,916	$5,347	$20,089	$6,624	$85,138
Loans	46,065	2,203	5,200	—	—	53,468
Deposits	36,396	25,101	4,704	1,523	109	67,833
Statistical data:
Return on average assets (a)	2.57%	0.97%	1.62%	n/m	n/m	1.54%
Efficiency ratio (b)	36.74	65.26	81.17	n/m	n/m	55.53

	Commercial	Retail	Wealth
Three Months Ended December 31, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$521	$216	$61	$(69)	$13	$742
Provision for credit losses	31	4	(2)	—	—	33
Noninterest income	146	33	72	22	5	278
Noninterest expenses	250	182	89	1	19	541
Provision (benefit) for income taxes	84	13	10	(12)	1	96
Net income (loss)	$302	$50	$36	$(36)	$(2)	$350
Net credit-related (recoveries) charge-offs	$(4)	$—	$(1)	$—	$1	$(4)
Selected average balances:
Assets	$49,642	$2,878	$5,229	$20,271	$5,788	$83,808
Loans	45,122	2,155	5,104	—	(6)	52,375
Deposits	39,173	26,027	5,198	782	175	71,355
Statistical data:
Return on average assets (a)	2.41%	0.71%	2.56%	n/m	n/m	1.65%
Efficiency ratio (b)	37.55	73.38	66.76	n/m	n/m	53.00

	Commercial	Retail	Wealth
Three Months Ended March 31, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$356	$130	$36	$(64)	$(2)	$456
Provision for credit losses	(23)	7	2	—	3	(11)
Noninterest income	132	28	72	18	(6)	244
Noninterest expenses	234	164	83	—	(8)	473
Provision (benefit) for income taxes	65	(4)	6	(12)	(6)	49
Net income (loss)	$212	$(9)	$17	$(34)	$3	$189
Net credit-related charge-offs (recoveries)	$9	$—	$(1)	$—	$—	$8
Selected average balances:
Assets	$45,024	$2,807	$4,857	$19,242	$19,220	$91,150
Loans	41,545	2,013	4,713	—	2	48,273
Deposits	46,039	26,861	5,303	680	220	79,103
Statistical data:
Return on average assets (a)	1.71%	(0.14)%	1.21%	n/m	n/m	0.84%
Efficiency ratio (b)	47.26	103.82	76.73	n/m	n/m	66.91
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock. Comerica believes that the presentation of tangible common equity adjusted for the impact of accumulated other comprehensive loss provides a greater understanding of ongoing operations and enhances comparability with prior periods.

	March 31,	December 31,	March 31,
(in millions, except share data)	2023	2022	2022
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,518	$8,278	$7,563
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$8,124	$7,884	$7,169
Risk-weighted assets	$80,518	$78,871	$72,195
Tier 1 capital ratio	10.58%	10.50%	10.48%
Common equity tier 1 capital ratio	10.09	10.00	9.93
Tangible Common Equity:
Total shareholders' equity	$5,994	$5,181	$7,036
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$5,600	$4,787	$6,642
Less:
Goodwill	635	635	635
Other intangible assets	9	9	11
Tangible common equity	$4,956	$4,143	$5,996
Total assets	$91,127	$85,406	$89,165
Less:
Goodwill	635	635	635
Other intangible assets	9	9	11
Tangible assets	$90,483	$84,762	$88,519
Common equity ratio	6.15%	5.60%	7.45%
Tangible common equity ratio	5.48	4.89	6.77
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$5,600	$4,787	$6,642
Tangible common equity	4,956	4,143	5,996
Shares of common stock outstanding (in millions)	132	131	131
Common shareholders' equity per share of common stock	$42.57	$36.55	$50.80
Tangible common equity per share of common stock	37.68	31.62	45.86
Impact of Accumulated Other Comprehensive Loss to Tangible Common Equity:
Accumulated other comprehensive loss (AOCI)	$(3,171)	$(3,742)	$(1,173)
Tangible common equity, excluding AOCI	8,127	7,885	7,169
Tangible common equity ratio, excluding AOCI	8.98%	9.30%	8.10%
Tangible common equity per share of common stock, excluding AOCI	$61.78	$60.19	$54.83
(a)March 31, 2023 ratios are estimated.

Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank’s Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number. Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk.

	March 31,	December 31,	March 31,
(dollar amounts in millions)	2023	2022	2022
Uninsured Deposits:
Total uninsured deposits, as calculated per regulatory guidelines	$35,007	$45,492	$51,044
Less:
Affiliate deposits	(4,329)	(4,458)	(3,910)
Total uninsured deposits, excluding affiliate deposits	$30,678	$41,034	$47,134

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Beginning with first quarter 2023, the Corporation reported derivative income, syndication agent fees (previously a component of commercial lending fees) and investment banking fees (previously a component of other noninterest income) as a combined item captioned by capital markets income on the Consolidated Statements of Comprehensive Income. In addition to the reclassified revenue categories, merger and acquisition advisory fees will be included in capital markets income (insignificant in previous periods). Prior periods have been adjusted to conform to this presentation and the changes in presentation do not impact total noninterest income. The table below reconciles amounts previously reported to the new presentation.

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
(in millions)	2022	2022	2022	2022
Derivative income (as reported)	$23	$35	$29	$22
Syndication agent fees (a)	10	12	13	6
Investment banking fees (b)	1	1	1	1
Capital markets income	$34	$48	$43	$29

Commercial lending fees (as reported)	28	29	30	22
Less: Syndication agent fees (a)	10	12	13	6
Commercial lending fees (as adjusted)	$18	$17	$17	$16

Other noninterest income (as reported)	30	11	3	(1)
Less: Investment banking fees (b)	1	1	1	1
Other noninterest income (as adjusted)	$29	$10	$2	$(2)
(a)Previously reported as a component of commercial lending fees.
(b)Previously reported as a component of other noninterest income.